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                                                                     EXHIBIT 5.4

 [Letterhead of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.]




                                 November 6, 2003

Volume Services America Holdings, Inc.
201 East Broad Street
Spartanburg, South Carolina 29306

Ladies and Gentlemen:

      We have acted as special Texas counsel to Service America of Texas, Inc., a Texas corporation ("SAT"), and SVM of Texas, Inc., a Texas corporation ("SVMT"; SAT and SVMT are collectively referred to as the "Texas Subsidiaries"), each of which is an indirect wholly-owned subsidiary of Volume Services America Holdings, Inc. (the "Issuer"), in connection with a Registration Statement on Form S-1 (File No. 333-103169) filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") (such Registration Statement, together with the amendments thereto filed through the date hereof, being referred to as the "Registration Statement") by the Issuer and the guarantors listed therein, including the Texas Subsidiaries (the "Guarantors"). The Registration Statement relates to the issuance by the Issuer of Income Depository Securities ("IDSS") representing shares of common stock and subordinated notes due 2013 (the "Notes") of the Issuer, and the guarantee of the Notes by the Guarantors, including the Texas Subsidiaries (the "Guarantees"). We understand that the Notes and Guarantees will be issued under an indenture (the "Indenture"), in substantially the same form as the draft of August 29, 2003 provided to us, among the Issuer, the Guarantors and the Bank of New York, as Trustee. The defined terms used herein shall have the meaning given in the Indenture unless otherwise defined herein.

      This opinion is being delivered at the request of the Issuer in order to facilitate the issuance of certain legal opinions required in connection with the Registration Statement by Simpson Thacher & Bartlett, LLP, counsel to the Issuer. You are aware, and we hereby confirm, that we have not represented the Issuer or the Texas Subsidiaries with respect to the IDSS, the Registration Statement, the Notes, the Guarantees or otherwise, but that we have been retained for the limited purpose of rendering the opinions set forth herein. We hereby confirm that you acknowledge the foregoing and that you have consented to the rendering of the opinion set forth herein by this firm in light thereof.

      In such capacity we have reviewed originals, or copies certified or otherwise identified to our satisfaction, of only the following:

      1. Amendment No. 4 to the Registration Statement, as filed with the Commission on August 26, 2003;

      2. a copy of the draft Indenture, dated August 29, 2003, and the Guarantees of the Texas Subsidiaries included therein;
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Volume Services America Holdings, Inc.
November 6, 2003
Page 2

      3. the forms of Amended and Restated Articles of Incorporation of each of the Texas Subsidiaries to be filed with the Texas Secretary of State immediately prior to the issuance of the IDSS, the Restated Articles of Incorporation of SVMT and the Articles of Incorporation of SAT as currently in effect;

      4. the forms of Amended and Restated By-Laws of each of the Texas Subsidiaries to be adopted effective immediately prior to the issuance of the IDSS, and the By-Laws of each of the Texas Subsidiaries as currently in effect; and

      5. copies of the executed Unanimous Written Consent of the Directors of SAT, dated September 24, 2003, and of SVMT, dated August 22, 2003, relating to the issuance of the Notes, the Indenture, the Guarantees, and the Amended and Restated Articles of Incorporation and Bylaws of each Texas Subsidiary, and the other transactions contemplated by the Registration Statement.

      We have also examined and relied upon the following:

      1. certificates of the Texas Secretary of State, dated November 4, 2003, to the effect that each of the Texas Subsidiaries is duly incorporated and existing under the laws of the State of Texas, and is in good standing and duly authorized to transact business in the State of Texas; and

      2. a Secretary's certificate of each of the Texas Subsidiaries, each dated November 5, 2003 certifying (a) the form of Amended and Restated Articles of Incorporation of each of the Texas subsidiaries, and the existing Restated Articles of Incorporation of SVMT and the existing Articles of Incorporation of SAT, (b) the form of Amended and Restated Bylaws and the existing Bylaws, and (c) certain resolutions of the Board of Directors and sole stockholder of each of the Texas subsidiaries.

      In preparing this opinion, we have relied without independent verification as to matters of fact material to this opinion upon the statements, certificates and representations of officers, employees and other representatives of the Texas Subsidiaries, including but not limited to the representations in the Indenture.

      For purposes of our opinion, we have relied, without investigation, upon the assumption that:

      (a) Natural persons who are involved on behalf of the Texas Subsidiaries have sufficient legal capacity to enter into and perform the transactions effected under the Indenture;

      (b) Each document submitted to us for review is accurate and complete and each document that is an original is authentic;

      (c) Each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine and each certificate issued by a governmental official, office or agency concerning a person's status, including but not limited to certificates of corporate existence, is accurate, complete and authentic; and
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Volume Services America Holdings, Inc.
November 6, 2003
Page 3

      (d) All official public records (including their proper indexing and filing) are accurate and complete.

      We have also assumed that the final executed Indenture will be in substantially the same form as the draft Indenture dated August 29, 2003 that has been provided to us, and that the forms of Amended and Restated Articles of Incorporation of each of the Texas Subsidiaries provided to us will be filed for record with the Texas Secretary of State in substantially the same form as provided to us prior to the issuance of the IDSS.

      Based on the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the limitations, qualifications and exceptions set forth or incorporated herein, we are of the opinion that:

      1. Each Texas Subsidiaries is a corporation duly incorporated and validly existing under the laws of the State of Texas, and has the requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture.

      2. The Indenture has been duly and validly authorized and, upon due execution and delivery of the Indenture, the Indenture will have been duly and validly executed and delivered by each of the Texas Subsidiaries.

      3. The execution, delivery and performance by each of the Texas Subsidiaries of the Indenture do not and will not violate such corporation's Amended and Restated Articles of Incorporation or Amended and Restated Bylaws, and do not and will not violate any applicable Texas statutory law, rule or regulation.

      Our opinion on each issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered, in a properly presented case, by the Texas Supreme Court. The manner in which any particular issue would be treated in any actual court case would depend in part on the facts and circumstances particular to that case, and our opinion is not intended to guarantee the outcome of any legal dispute which may arise in the future.

      In rendering this opinion and with your concurrence, we have made no independent investigation as to the accuracy or completeness of any representation, warranty, data or other information, written or oral, that may have been made by or on behalf of the parties to the Indenture, and we have assumed in rendering this opinion that none of such information, if any, contains any untrue statement of a material fact or omits to state a material fact necessary to make such statements, in light of the circumstance in which they are made, not misleading.

      We have not undertaken any research for purposes of determining whether the Texas Subsidiaries or the Indenture are subject to any Texas law or other governmental requirement other than to those laws and requirements which in our experience would generally be recognized as applicable in the absence of research by lawyers in Texas, and none of our opinions covers any such law or other requirement.

      This opinion is limited in all respects to the laws of the State of Texas, as now in effect, which have been published and are generally available in a format which makes legal research
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Volume Services America Holdings, Inc.
November 6, 2003
Page 4

reasonably feasible. We disclaim any responsibility to inform you of any changes. No opinion is expressed as to any matter that may be governed by the laws of any other jurisdiction, including but not limited to the federal laws of the United States.

      We have not examined any court dockets, agency files or other public records regarding the entry of any judgments, writs, decrees or orders or the pendency of any actions, suits, proceedings, investigations or litigation.

      We do not purport to pass upon the application of any "blue sky" or securities laws with respect to the transactions contemplated by the Registration Statement.

      This opinion is being rendered at the request of the Issuer in order to facilitate the issuance of certain legal opinions required in connection with the Registration Statement by Simpson Thacher & Bartlett, LLP, counsel for the Issuer. This opinion is solely for your benefit and may be relied upon only by you and by Simpson Thatcher & Bartlett, LLP in connection with the transactions described in the Registration Statement. This opinion may not be relied upon by you or such counsel for any other purpose, or by any other individual or entity for any purpose, in whole or in part, without our express prior written consent.

      We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in such Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules or Regulations of the Commission thereunder.

                                    Very truly yours,

                                    /s/ Jones, Walker, Waechter, Poitevent,
                                    Carrere & Denegre, L.L.P.

                                    JONES, WALKER, WAECHTER, POITEVENT,
                                    CARRERE & DENEGRE, L.L.P.